Exhibit 99.1

Enova Reports Fourth Quarter and Full Year 2017 Results

- Compared to a year ago, fourth quarter 2017 revenue grew 20.4% to a record $243.7 million and adjusted EBITDA grew 8.6% to $38.1 million

- Fourth quarter 2017 installment loan and receivables purchase agreement revenue grew 27.3% to $114.6 million and line of credit revenue grew 21.7% to $75.6 million

- Total loans outstanding grew 24.4% year over year during the fourth quarter, led by near-prime installment loan portfolio growth of 31.8% to $383.2 million

- Reached milestone of five million customers served

CHICAGO, Feb. 1, 2018 /PRNewswire/ -- Enova International (NYSE: ENVA), a leading financial technology company offering consumer and small business loans and financing, today announced financial results for the quarter and year ended December 31, 2017.

"We are pleased to report record fourth quarter results, which were driven by strong demand and solid credit performance across our businesses," said David Fisher, Enova's CEO. "We've made significant progress in transforming our business since our spin-off three years ago. We've entered new markets, launched multiple new products, substantially diversified our revenue and navigated significant regulatory changes. Furthermore, we've diversified our marketing channels and demonstrated our ability to grow our market share and generate sustainable growth. These efforts, combined with our highly scalable and flexible technology, provide a lot of tailwind as we head into 2018."

Fourth Quarter 2017 Summary

  Total revenue of $243.7 million in the fourth quarter of 2017 increased 20.4% from $202.4 million in the fourth quarter of 2016.
  Gross profit margin was 47.7% in the fourth quarter of 2017 compared to 51.8% in the fourth quarter of 2016, driven by growth in the installment loan and receivables purchase agreement segment as well as a higher mix of new customers, which requires higher loan loss provisions.
  Net income was $6.9 million, or $0.20 per diluted share, in the fourth quarter of 2017 compared to net income of $8.7 million, or $0.26 per diluted share, in the fourth quarter of 2016.
  Fourth quarter 2017 adjusted EBITDA of $38.1 million, a non-GAAP measure, increased from $35.1 million in the fourth quarter of 2016.
  Adjusted net income of $8.9 million, or $0.26 per diluted share, a non-GAAP measure, in the fourth quarter of 2017 increased from adjusted net income of $8.5 million, or $0.25 per diluted share, in the fourth quarter of 2016.

Full Year 2017 Summary

  Total revenue of $843.7 million in 2017 increased 13.2% from $745.6 million in 2016.
  Gross profit margin was 53.0% in 2017 compared to 56.0% in 2016.
  Net income was $29.2 million, or $0.86 per diluted share, in 2017 compared to net income of $34.6 million, or $1.03 per diluted share, in 2016.
  Full year 2017 adjusted EBITDA of $157.8 million, a non-GAAP measure, increased from $142.3 million in 2016.
  Adjusted net income of $46.9 million, or $1.37 per diluted share, a non-GAAP measure, in 2017 increased from adjusted net income of $37.5 million, or $1.12 per diluted share in 2016.

"We are pleased that we have been able to consistently deliver strong quarterly results," said Steve Cunningham, CFO of Enova. "Our performance measures this quarter met or exceeded our expectations, driven by strong new customer growth, the operating leverage inherent in our model and the positive impacts of tax reform. Credit quality remains in-line with our expectations and the business continues to generate considerable operating cash flow."

Enova ended the fourth quarter of 2017 with unrestricted cash and cash equivalents of $68.7 million. As of December 31, 2017, the company had total debt outstanding of $788.5 million, which included $211.4 million outstanding under Enova's $295 million securitization facilities. During the fourth quarter, Enova generated $135.9 million of cash flow from operations.

Outlook

For the first quarter of 2018, Enova expects total revenue of $220 million to $240 million, GAAP results of $0.44 diluted earnings per share to $0.65 diluted earnings per share, adjusted EBITDA of $50 million to $60 million, and adjusted earnings per share of $0.59 to $0.81. For the full year 2018, Enova expects total revenue of $940 million to $1 billion, GAAP diluted earnings per share of $1.51 to $2.04, adjusted EBITDA of $175 million to $200 million, and adjusted earnings per share of $1.83 to $2.37.

For information regarding the non-GAAP financial measures discussed in this release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

Conference Call

Enova will host a conference call to discuss its results at 4 p.m. Central Time / 5 p.m. Eastern Time today, Thursday, February 1st. The live webcast of the call can be accessed at the Enova Investor Relations website at http://ir.enova.com, along with the company's earnings press release and supplemental financial information. The U.S. dial-in for the call is 1-855-560-2575 (1-412-542-4161 for non-U.S. callers). Please ask to be joined to the Enova International call. A replay of the conference call will be available until February 8, 2018, at 10:59 p.m. Central Time / 11:59 p.m. Eastern Time, while an archived version of the webcast will be available on the Enova Investor Relations website for 90 days. The U.S. dial-in for the conference call replay is 1-877-344-7529 (1-412-317-0088). The replay access code is 1011-5651.

About Enova

Enova (NYSE: ENVA) is a leading provider of online financial services to non-prime consumers and small businesses, providing access to credit powered by its advanced analytics, innovative technology, and world-class online platform and services. Enova has provided more than 5 million customers around the globe with access to more than $20 billion in loans and financing. The financial technology company has a portfolio of trusted brands serving consumers, including CashNetUSA®, NetCredit®, On Stride Financial®, Pounds to Pocket®, QuickQuid® and Simplic®; two brands serving small businesses, Headway Capital® and The Business Backer®; and offers online lending platform services to lenders. Through its Enova Decisions™ brand, it also delivers on-demand decision-making technology and real-time predictive analytics services to clients. You can learn more about the company and its brands at www.enova.com.

Cautionary Statement Concerning Forward Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the business, financial condition and prospects of Enova. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of Enova's senior management with respect to the business, financial condition and prospects of Enova as of the date of this release and are not guarantees of future performance. The actual results of Enova could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties applicable to Enova's business, including, without limitation, those risks and uncertainties indicated in Enova's filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports on Forms 8-K. These risks and uncertainties are beyond the ability of Enova to control, and, in many cases, Enova cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, the words "believes," "estimates," "plans," "expects," "anticipates" and similar expressions or variations as they relate to Enova or its management are intended to identify forward-looking statements. Enova cautions you not to put undue reliance on these statements. Enova disclaims any intention or obligation to update or revise any forward-looking statements after the date of this release.

Non-GAAP Financial Measures
In addition to the financial information prepared in conformity with generally accepted accounting principles, or GAAP, Enova provides historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of Enova's operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Enova's business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of Enova's GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, Enova's financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Combined Loans and Finance Receivables
Enova has provided combined loans and finance receivables, which is a non-GAAP measure. Enova also reports allowances and liabilities for estimated losses on loans and finance receivables individually and on a combined basis, which are GAAP measures that are included in Enova's financial statements. Management believes these measures provide investors with important information needed to evaluate the magnitude of potential cost of revenue and the opportunity for revenue performance of the loan and finance receivables portfolio on an aggregate basis. Management believes that the comparison of the aggregate amounts from period to period is more meaningful than comparing only the residual amount on Enova's balance sheet since both revenue and the cost of revenue for loans and finance receivables are impacted by the aggregate amount of loans and finance receivables owned by Enova and those guaranteed by Enova as reflected in its financial statements.

Adjusted Earnings and Adjusted Earnings Per Share
In addition to reporting financial results in accordance with GAAP, Enova has provided adjusted earnings and adjusted earnings per share, or, collectively, the Adjusted Earnings Measures, which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of Enova's financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as the Adjusted Earnings Measures, to assess operating performance and that such measures may highlight trends in Enova's business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. In addition, management believes that the adjustments shown below are useful to investors in order to allow them to compare Enova's financial results during the periods shown without the effect of certain expense items.

Adjusted EBITDA
Adjusted EBITDA is a non-GAAP measure that Enova defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, taxes, stock-based compensation, loss on early extinguishment of debt and acquisition related costs, and Adjusted EBITDA margin is a non-GAAP measure that Enova defines as Adjusted EBITDA as a percentage of total revenue. Management believes Adjusted EBITDA and Adjusted EBITDA margin are used by investors to analyze operating performance and evaluate Enova's ability to incur and service debt and Enova's capacity for making capital expenditures. Adjusted EBITDA and Adjusted EBITDA margin are also useful to investors to help assess Enova's estimated enterprise value. The computation of Adjusted EBITDA and Adjusted EBITDA margin as presented below may differ from the computation of similarly-titled measures provided by other companies.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(Unaudited)

	December 31,
	2017	2016
Assets
Cash and cash equivalents	$68,684	$39,934
Restricted cash and cash equivalents (includes restricted cash of consolidated VIEs of $21,696 and $19,468 as of December 31, 2017 and 2016, respectively)	29,460	26,306
Loans and finance receivables, net (includes loans of consolidated VIEs of $282,724 and $234,497 and allowance for losses of $22,728 and $17,731 as of December 31, 2017 and 2016, respectively)	704,705	561,550
Income taxes receivable	4,092	—
Other receivables and prepaid expenses	23,817	19,524
Property and equipment, net	48,525	47,100
Goodwill	267,015	267,010
Intangible assets, net	4,325	5,404
Other assets	8,837	11,051
Total assets	$1,159,460	$977,879
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$77,123	$71,671
Income taxes currently payable	—	282
Deferred tax liabilities, net	12,108	14,316
Long-term debt (includes long-term debt of consolidated VIEs of $211,406 and $165,419 and debt issuance costs of $3,271 and $1,869 as of December 31, 2017 and 2016, respectively)	788,542	649,911
Total liabilities	877,773	736,180
Commitments and contingencies
Stockholders' equity:
Common stock, $0.00001 par value, 250,000,000 shares authorized, 33,932,673 and 33,364,525 shares issued and 33,504,555 and 33,293,100 outstanding as of December 31, 2017 and 2016, respectively	—	—
Preferred stock, $0.00001 par value, 25,000,000 shares authorized, no shares issued and outstanding	—	—
Additional paid in capital	29,781	18,446
Retained earnings	264,695	235,455
Accumulated other comprehensive loss	(7,086)	(11,578)
Treasury stock, at cost (428,118 and 71,425 shares as of December 31, 2017 and 2016, respectively)	(5,703)	(624)
Total stockholders' equity	281,687	241,699
Total liabilities and stockholders' equity	$1,159,460	$977,879

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenue	$243,696	$202,438	$843,741	$745,569
Cost of Revenue	127,545	97,545	396,632	327,966
Gross Profit	116,151	104,893	447,109	417,603
Expenses
Marketing	31,436	23,904	101,429	97,404
Operations and technology	22,643	23,496	95,155	85,202
General and administrative	24,618	21,209	101,723	97,956
Depreciation and amortization	3,992	3,560	14,388	15,564
Total Expenses	82,689	72,169	312,695	296,126
Income from Operations	33,462	32,724	134,414	121,477
Interest expense, net	(21,477)	(17,545)	(74,003)	(65,603)
Foreign currency transaction gain (loss)	30	(622)	384	1,562
Loss on early extinguishment of debt	(7,968)	—	(22,895)	—
Income before Income Taxes	4,047	14,557	37,900	57,436
(Benefit from) provision for income taxes	(2,836)	5,843	8,660	22,834
Net Income	$6,883	$8,714	$29,240	$34,602
Earnings Per Share:
Earnings per common share:
Basic	$0.21	$0.26	$0.87	$1.04
Diluted	$0.20	$0.26	$0.86	$1.03
Weighted average common shares outstanding:
Basic	33,494	33,237	33,523	33,192
Diluted	34,172	33,767	34,132	33,462

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(dollars in thousands)
(Unaudited)

	Year Ended December 31,
	2017	2016
Cash flows provided by operating activities	$447,173	$393,373
Cash flows used in investing activities
Loans and finance receivables	(509,845)	(450,149)
Change in restricted cash	(2,565)	(20,126)
Property and equipment additions	(16,528)	(14,396)
Other investing activities	1,805	95
Total cash flows used in investing activities	(527,133)	(484,576)
Cash flows provided by financing activities	104,582	99,880
Effect of exchange rates on cash	4,128	(10,809)
Net increase (decrease) in cash and cash equivalents	28,750	(2,132)
Cash and cash equivalents at beginning of year	39,934	42,066
Cash and cash equivalents at end of period	$68,684	$39,934

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
GEOGRAPHIC INFORMATION
(dollars in thousands)

The following table presents information on Enova's domestic and international operations for the three and twelve months ended December 31, 2017 and 2016.

	Three Months Ended
	December 31,
	2017	2016	$ Change	% Change
Domestic:
Revenue	$205,211	$173,891	$31,320	18.0%
Cost of revenue	108,993	87,194	21,799	25.0%
Gross profit	$96,218	$86,697	$9,521	11.0%
Gross profit margin	46.9%	49.9%	(3.0)%	(6.0)%
International:
Revenue	$38,485	$28,547	$9,938	34.8%
Cost of revenue	18,552	10,351	8,201	79.2%
Gross profit	$19,933	$18,196	$1,737	9.5%
Gross profit margin	51.8%	63.7%	(11.9)%	(18.7)%
Total:
Revenue	$243,696	$202,438	$41,258	20.4%
Cost of revenue	127,545	97,545	30,000	30.8%
Gross profit	$116,151	$104,893	$11,258	10.7%
Gross profit margin	47.7%	51.8%	(4.1)%	(7.9)%

	Year Ended December 31,
	2017	2016	$ Change	% Change
Domestic:
Revenue	$709,537	$622,991	$86,546	13.9%
Cost of revenue	335,454	291,264	44,190	15.2%
Gross profit	$374,083	$331,727	$42,356	12.8%
Gross profit margin	52.7%	53.2%	(0.5)%	(0.9)%
International:
Revenue	$134,204	$122,578	$11,626	9.5%
Cost of revenue	61,178	36,702	24,476	66.7%
Gross profit	$73,026	$85,876	$(12,850)	(15.0)%
Gross profit margin	54.4%	70.1%	(15.7)%	(22.4)%
Total:
Revenue	$843,741	$745,569	$98,172	13.2%
Cost of revenue	396,632	327,966	68,666	20.9%
Gross profit	$447,109	$417,603	$29,506	7.1%
Gross profit margin	53.0%	56.0%	(3.0)%	(5.4)%

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
LOANS AND FINANCE RECEIVABLES FINANCIAL AND OPERATING DATA
(dollars in thousands)

The following table shows loans and finance receivables and related loan loss activity, which is based on loan and finance receivable balances, for the three and twelve months ended December 31, 2017 and 2016.

Three Months Ended December 31	2017	2016	Change
Cost of revenue	$127,545	$97,545	$30,000
Charge-offs (net of recoveries)	109,257	92,661	16,596
Average combined loans and finance receivables, gross:
Company owned(a)	783,948	646,940	137,008
Guaranteed by Enova(a)(b)	31,810	30,802	1,008
Average combined loans and finance receivables, gross(a)(c)	$815,758	$677,742	$138,016
Ending combined loans and finance receivables, gross:
Company owned	$827,749	$660,495	$167,254
Guaranteed by Enova(b)	34,134	32,199	1,935
Ending combined loans and finance receivables, gross(c)	$861,883	$692,694	$169,189
Ending allowance and liability for losses	$125,302	$100,941	$24,361
Combined originations(d)	$612,757	$512,910	$99,847

Loans and finance receivables ratios:
Cost of revenue as a % of average combined loans and finance receivables, gross(a)(c)	15.6%	14.4%	1.2%
Charge-offs (net of recoveries) as a % of average combined loans and finance receivables, gross(a)(c)	13.4%	13.7%	(0.3)%
Gross profit margin	47.7%	51.8%	(4.1)%
Allowance and liability for losses as a % of combined loans and finance receivables, gross(c)(e)	14.5%	14.6%	(0.1)%

(a)	The average combined loans and finance receivables, gross, is the average of the month-end balances during the period.
(b)	Represents loans originated by third-party lenders through the credit services organization (or CSO) programs, which are not included in Enova's financial statements.
(c)	Non-GAAP measure. See the above discussion for additional information regarding combined loans and finance receivables.
(d)

Represents loans and finance receivables originated by Enova and third-party lenders through the CSO programs and includes renewals of existing origination agreements to customers in good standing. The disclosure is statistical data that is not included in Enova's financial statements.

(e)	Allowance and liability for losses as a percentage of combined loans and finance receivables, gross, is determined using period-end balances.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(dollars in thousands, except per share data)

Adjusted Earnings Measures

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net income	$6,883	$8,714	$29,240	$34,602
Adjustments:
Loss on early extinguishment of debt(a)	7,968	—	22,895	—
Acquisition related costs(b)	(2,358)	(3,300)	(2,358)	(3,300)
Intangible asset amortization	269	270	1,080	1,137
Stock-based compensation expense	3,004	2,108	11,307	8,522
Foreign currency transaction (gain) loss	(30)	622	(384)	(1,562)
Cumulative tax effect of adjustments	609	113	(7,435)	(1,907)
Impact of U.S. Tax Cuts and Jobs Act(c)	(7,452)	—	(7,452)	—

Adjusted earnings	$8,893	$8,527	$46,893	$37,492

Diluted earnings per share	$0.20	$0.26	$0.86	$1.03

Adjusted earnings per share	$0.26	$0.25	$1.37	$1.12

Adjusted EBITDA

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net income	$6,883	$8,714	$29,240	$34,602
Depreciation and amortization expenses	3,992	3,560	14,388	15,564
Interest expense, net	21,477	17,545	74,003	65,603
Foreign currency transaction loss (gain)	(30)	622	(384)	(1,562)
(Benefit from) provision for income taxes	(2,836)	5,843	8,660	22,834
Stock-based compensation expense	3,004	2,108	11,307	8,522
Adjustments:
Loss on early extinguishment of debt(a)	7,968	—	22,895	—
Acquisition related costs(b)	(2,358)	(3,300)	(2,358)	(3,300)

Adjusted EBITDA	$38,100	$35,092	$157,751	$142,263

Adjusted EBITDA margin calculated as follows:
Total Revenue	$243,696	$202,438	$843,741	$745,569
Adjusted EBITDA	38,100	35,092	157,751	142,263
Adjusted EBITDA as a percentage of total revenue	15.6%	17.3%	18.7%	19.1%

(a)

In the third and fourth quarters of 2017, the Company recorded $14.9 million ($9.2 million net of tax) and $8.0 million ($8.5 million net of tax) losses on early extinguishment of debt related to the repurchase of $155.0 million principal amount of senior notes and the redemption of $160.9 million of securitization notes, respectively.

(b)

In the fourth quarters of 2017 and 2016 the Company recorded a $2.4 million ($1.8 million net of tax) and $3.3 million ($2.0 million net of tax) fair value adjustment to contingent consideration, respectively, related to a prior year acquisition.

(c)	In the fourth quarter of 2017, the Company recorded a one-time estimated $7.5 million income tax benefit from the U.S. Tax Cuts and Jobs Act.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(dollars in thousands, except per share data)

Estimated Adjusted EBITDA and Earnings Per Share For 2018

The following tables reconcile estimated Income from operations to Adjusted EBITDA, a non-GAAP measure and diluted income per share to adjusted earnings per share, a non-GAAP measure:

	Estimated Results
	Three Months Ended March 31, 2018
	Low	High
	Unaudited
Income from operations	$42,000	$52,000
Depreciation and amortization	5,000	5,000
Stock-based compensation expense	3,000	3,000
Adjusted EBITDA	$50,000	$60,000

	Estimated Results
	Year Ended December 31, 2018
	Low	High
	Unaudited
Income from operations	$146,000	$171,000
Depreciation and amortization	18,000	18,000
Stock-based compensation expense	11,000	11,000
Adjusted EBITDA	$175,000	$200,000

	Estimated Results
	Three Months Ended March 31, 2018
	Low	High
	Unaudited
Diluted income per share	$0.44	$0.65
Adjustments (net of tax):
Loss on early extinguishment of debt	0.14	0.14
Intangible asset amortization	0.02	0.02
Stock-based compensation expense	0.09	0.09
Cumulative tax effect of adjustments	(0.10)	(0.09)
Adjusted earnings per share	$0.59	$0.81

	Estimated Results
	Year Ended December 31, 2018
	Low	High
	Unaudited
Diluted income per share	$1.51	$2.04
Adjustments (net of tax):
Loss on early extinguishment of debt	0.14	0.14
Intangible asset amortization	0.05	0.05
Stock-based compensation expense	0.32	0.32
Cumulative tax effect of adjustments	(0.19)	(0.18)
Adjusted earnings per share	$1.83	$2.37

CONTACT: Public Relations, Caroline Vasquez, Email: media@enova.com or Investor Relations, Monica Gould, Office: (212) 871-3927, Email: IR@enova.com or Lindsay Savarese, Office: (212) 331-8417, Email: IR@enova.com